A-6, Maharani Bagh
New Delhi-110065
Ph. : 011-41626470-71
Mob. : 9810939245
E-mail : info@bansalco.com
Website : www.bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We here by consent to the inclusion to the draft Registration Statement on Form F-1"of our report dated August 20th, 2024, of Zenatech Inc. relating to review of the consolidated financial statements for the period ended June 30, 2024, and reference to our firm under the caption "Experts" in the Registration Statement.

For Bansal&Co.LLP, Bansal Co.

S.K. Bansal
Partner
New Delhi
August 20, 2024